THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT.

THE SHARES REPRESENTED BY THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE PURSUANT TO A PURCHASE AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.
No. 2006 - ____	Date: ___________, 2006

WARRANT TO PURCHASE COMMON STOCK

OF

PROTALEX, INC.

This certifies that, for value received, ______________ (“Holder”) is entitled, subject to the terms and conditions set forth below, to purchase from PROTALEX, INC., a Delaware corporation (the “Company”), ________ shares of the Company’s Common Stock (the “Warrant Shares”) at an exercise price of $3.85 per share (the “Exercise Price”). The number, character and Exercise Price of the Warrant Shares are subject to adjustment as provided below and all references to “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. This Warrant is issued pursuant to Section 2 of that certain Warrant and Common Stock Purchase Agreement between the Company and certain “Purchasers” thereunder, dated as of _______________, 2006 (the “Purchase Agreement”), pursuant to which such Purchasers including the Holder, purchase this Warrant and Common Stock shares of the Company. The holder of this Warrant is subject to certain restrictions, and entitled to certain rights, set forth under the Purchase Agreement and as set forth in the Registration Rights Agreement, dated on even date herewith (the “Registration Rights Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement

This Warrant is one of a duly authorized series of Warrants of the Company (which are identical except for the variations necessary to express the identification numbers, names of the holder, number of shares issuable upon exercise thereof and Warrant issue dates) issued in connection with the Purchase Agreement and designated for reference purposes as “Series 2006 Common Stock Warrants.” The term “Common Stock Warrant” as used herein shall also mean this Common Stock Warrant, and any Common Stock Warrants delivered in substitution or exchange therefor as provided herein.

This Common Stock Warrant is subject to the following terms and conditions:

1. Term of Common Stock Warrant. Subject to the terms and conditions set forth herein, this Common Stock Warrant shall be exercisable, in whole or in part, on any Trading Day during the period (the “Exercise Period”) commencing on the Closing Date (as defined in the Purchase Agreement) and ending on the fifth anniversary date of the Closing Date.

2. Exercise of Common Stock Warrant.

(a) Cash Exercise. This Common Stock Warrant may be exercised by the Holder during the Exercise Period by (i) the surrender of this Common Stock Warrant to the Company (if exercised in full), with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) and (ii) the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check, in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Common Stock Warrant is being exercised as specified in the Notice of Exercise, such payment to be made in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Common Stock Warrant shall have been exercised and surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Notice of Exercise shall be delivered to the Holder as promptly as practicable, and in any event within three (3) Trading Days (the “Warrant Share Delivery Date”), thereafter. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. At the request of the Holder and upon delivery by the Holder of this Warrant to the Company if this Common Stock Warrant shall have been exercised only in part and has not otherwise expired, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Common Stock Warrant evidencing the right to purchase the remaining Warrant Shares, which new Common Stock Warrant shall in all other respects be identical with this Common Stock Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Common Stock Warrant for any cash dividends or distributions paid or payable to holders of record of any capital stock of the Company prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder (subject to compliance with applicable state and federal securities laws and the Purchase Agreement involving transfers of securities).

(b) Net Issue Exercise. In lieu of exercising this Common Stock Warrant pursuant to Section 2(a) above, during the Exercise Period, the Holder may elect to convert this Common Stock Warrant or any portion hereof into Warrant Shares, the aggregate value of which shares shall be equal to the value of this Common Stock Warrant or portion thereof being so converted. The conversion right may be exercised by the Holder by surrender of this Common Stock Warrant to the Company, with a duly executed Notice of Exercise marked to reflect the Holder’s intention to exercise the conversion right hereunder, in which event the Company shall issue to the Holder a number of shares computed using the following formula:

X = Y (A-B)
A

Where	X =	the number of shares to be issued to Holder under this Section 2(b) upon exercise of the conversion rights under this Section 2(b);

Y =
the number of Warrant Shares otherwise purchasable under this Common Stock Warrant upon a cash exercise or, if only a portion of the Common Stock Warrant is exercised, the portion of the Common Stock Warrant being exercised is such Warrant were issued pursuant to a cash exercise (as adjusted to the date of such calculation);

A =	the VWAP on the Trading Day immediately preceding the date of such election.

B =	the Exercise Price (as adjusted to the date of such calculation).

(c) Deemed Exercise. This Common Stock Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event on or prior to the Warrant Share Delivery Date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Common Stock Warrant is exercised in part, the Company at its expense will execute and deliver a new Common Stock Warrant of like tenor upon delivery to the Company of the old Common Stock Warrant exercisable for the number of shares for which this Common Stock Warrant may then be exercised.

(d) Holder’s Restrictions. A Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2(c) or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, such Holder (together with such Holder’s Affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s Affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Beneficial Ownership Limitation provisions of this Section 2(d) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant, and the provisions of this Section 2(d) shall continue to apply. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

(e) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the 2nd Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (I) pay the greater of (1) the accruing partial liquidating damages pursuant to Section 6.5 of the Purchase Agreement or (2) cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (II) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (I)(2) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. Notwithstanding anything to the foregoing in this Section 2(e), the Holder shall not be entitled to recover damages under this Section 2(e) if it elects to receive or otherwise receives damages pursuant to Section 6 of the Purchase Agreement related to the same share transfer or delivery event. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

(f) Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares by the 2nd Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(g) DTC Delivery. After the Effective Date, certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system.

3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Common Stock Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction (after aggregating all shares issuable upon exercise thereof).

4. Replacement of Common Stock Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Common Stock Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably acceptable to the Company or, in the case of mutilation, on surrender and cancellation of this Common Stock Warrant, the Company at its expense shall execute and deliver, in lieu of this Common Stock Warrant, a new Common Stock Warrant of like tenor and amount. Subject to compliance with Section 6(d) below, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. As to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

5. Rights of a Stockholder. Subject to Section 9 of this Common Stock Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Warrant Shares for any purpose, and nothing contained herein shall be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Common Stock Warrant shall have been exercised as provided herein and then only as to the shares for which this Common Stock Warrant has been so exercised.

6. Transfer of Common Stock Warrant.

(a) Common Stock Warrant Register. The Company will maintain a register (the “Common Stock Warrant Register”) containing the names and addresses of the Holder or Holders. Any Holder of this Common Stock Warrant or any portion thereof may change such Holder’s address as shown on the Common Stock Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Common Stock Warrant Register and at the address shown on the Common Stock Warrant Register. Until this Common Stock Warrant is transferred on the Common Stock Warrant Register of the Company, the Company may treat the Holder as shown on the Common Stock Warrant Register as the absolute owner of this Common Stock Warrant for all purposes, notwithstanding any notice to the contrary.

(b) Common Stock Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Common Stock Warrant Register referred to in Section 6(a) above, issuing the Common Stock Warrant Shares or other securities then issuable upon the exercise of this Common Stock Warrant, exchanging this Common Stock Warrant, replacing this Common Stock Warrant or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.

(c) Transferability and Nonnegotiability of Common Stock Warrant. This Common Stock Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act, if such are requested by the Company) and compliance with the requirements set forth in Section 6(d) below. Subject to the provisions of this Common Stock Warrant, title to this Common Stock Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

(d) Exchange of Common Stock Warrant Upon a Transfer. On surrender of this Common Stock Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Common Stock Warrant with respect to compliance with the Act and applicable state securities laws, and with the limitations on assignments and transfers contained in this Section 6, the Company at its expense shall issue to or on the order of the Holder a new Common Stock Warrant or Common Stock Warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

(e) Compliance with Securities Laws.

(i) The Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws (this representation and warranty not limiting the Holders right to sell the Warrants and Warrant Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Holder hereby represents and warrants that such Holder is an “accredited investor” as such term is defined under Regulation D promulgated by the Securities and Exchange Commission. Upon exercise of this Common Stock Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that Holder remains an accredited investor and the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party and not with a view toward distribution or resale (this representation and warranty not limiting the Holders right to sell the Warrants and Warrant Shares pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). Any transferee of this Common Stock Warrant shall represent the same as condition to such transfer and any subsequent exercise thereof.

(ii) This Common Stock Warrant and all Warrant Shares issued upon exercise hereof shall be stamped or imprinted with legends substantially as required by the Purchase Agreement.

(f) Reservation of Stock. The Company covenants that during the Exercise Period, the Company will reserve from its authorized and unissued Warrant Shares a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise of this Common Stock Warrant. The Company further covenants that all shares issued upon the exercise of rights represented by this Common Stock Warrant and payment of the Exercise Price, in the amount and otherwise all as set forth herein, shall be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

7. Notices. All notices required or permitted hereunder to be given shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger,

If to the Company:	145 Union Square Drive
New Hope, Pennsylvania 18938
Attn: Marc L. Rose

With a copy to:	Reed Smith LLP
Two Embarcadero Center, Suite 2000
San Francisco, CA 94111
Attn: Donald C. Reinke

If to any of the Holders:	The address set forth on the Company’s records.

8. Amendments. Any term of this Common Stock Warrant hereunder may be amended, waived or terminated (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, and the holders of at least a majority in interest of the Warrant Shares then exercisable under all Series 2006 Common Stock Warrants together with all Purchasers Consents. Any amendment, waiver or termination effected in accordance with this Section 8 shall be binding upon the Company, each of the Holders and each transferee of the Common Stock Warrants (and of any securities into which this Warrant is convertible). The Holder acknowledges that by the operation of this Section 8, the holders of a majority in interest of the Warrant Shares then exercisable under all Series 2006 Common Stock Warrants together with Purchasers Consents will have the right and power to diminish or eliminate certain rights of the Holder under this Warrant. The foregoing shall not limit or otherwise affect the Holder’s right to waive any of such Holder’s rights hereunder with respect to itself without obtaining the consent of any other holders of Series 2006 Common Stock Warrants.

9. Adjustments. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

(a) Reclassification, etc. If the Company, at any time while this Common Stock Warrant or any portion thereof is exercisable and remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Common Stock Warrant exist into the same or a different number of securities of any other class or classes, this Common Stock Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Common Stock Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

(b) Split, Subdivision or Combination of Shares. If the Company, at any time while this Common Stock Warrant or any portion thereof is exercisable and remains outstanding and unexpired, shall split, subdivide or combine the outstanding shares of Warrant Shares into a different number of shares of Warrant Shares, then (i) in the case of a split or subdivision, the Exercise Price for such securities shall be proportionately decreased and the Warrant Shares issuable upon exercise of this Common Stock Warrant shall be proportionately increased, and (ii) in the case of a combination, the Exercise Price for such Warrant Shares shall be proportionately increased and the securities issuable upon exercise of this Common Stock Warrant shall be proportionately decreased. If the Warrant Shares are convertible into any other stock or securities of the Company, then if all of the outstanding Warrant Shares should be converted at any time prior to the Expiration Date into shares of the Company’s Common Stock or other stock or securities of the Company then (i) this Common Stock Warrant immediately shall become exercisable for that number of shares of such stock or securities (subject to further adjustment as herein provided) which would have been received if this Common Stock Warrant had been exercised in full and the Warrant Shares received thereupon had been simultaneously converted immediately prior to such event, (ii) the Exercise Price hereunder shall be appropriately adjusted and (iii) all references herein to Warrant Shares shall be automatically deemed amended to be references to the stock or securities into which the Warrant Shares was converted.

(c) Adjustments for Dividends in Stock or Other Securities or Property. If, while this Common Stock Warrant or any portion hereof is exercisable and remains outstanding and unexpired, the holders of Common Stock and/or Common Stock Equivalents shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, Common Stock, Common Stock Equivalents, indebtedness, assets (including cash dividends) or any rights, options or warrants to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or distribution (collectively, “Additional Consideration”), then and in each case, this Common Stock Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Common Stock Warrant, and without payment of any additional consideration therefor, the Additional Consideration that the Holder would hold on the date of such exercise had it been the holder of record of such capital stock as of the date on which the holders of Common Stock and/or Common Stock Equivalents received or became entitled to receive such Additional Consideration.

(d) Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 9) or a merger or consolidation of the Company with or into any other person or entity, or the sale of all or substantially all of the Company’s assets and properties to any other person or entity, or any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, then as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon the exercise of this Warrant, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the number of shares of Common Stock issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, merger, consolidation or sale. As a condition to any merger, consolidation, or sale of substantially all of the assets of the Company, the Company shall require that the surviving corporation assume in writing the obligations pursuant to this Warrant and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If the Company is acquired all or in part in a cash transaction at a per share price less than the product of three and the Exercise Price, the Holder of this Warrant may elect to receive, in its sole discretion at the time of such acquisition, cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula.

10. Adjustment of Exercise Price for Dilutive Issuances. The Exercise Price shall be subject to adjustment from time to time as follows:

(a) For purposes of this Section 10, the following definitions shall apply:

(i) “Excluded Stock” shall mean:

(1) all shares of Common Stock issued and outstanding on the date of this Warrant and all shares of Common Stock issued after the date of this Warrant pursuant to Sections 2.1 and 2.2 of the Purchase Agreement and all shares of Common Stock issued or issuable upon the exercise or conversion of any Common Stock Equivalents outstanding on the date of this Warrant (provided that the terms of such Common Stock Equivalents are not modified or changed except as otherwise contemplated by the Purchase Agreement) and all shares of Common Stock issued or issuable upon the exercise of this Warrant and all other Series 2006 Common Stock Warrants;

(2) all shares of Common Stock or other securities hereafter issued or issuable to officers, directors, employees or scientific advisors of the Company pursuant to any employee or consultant stock offering, plan or arrangement approved by the majority of the members of the Board of Directors of the Company;

(3) all shares of Common Stock or other securities hereafter issued in connection with or as consideration for the acquisition or licensing of technology approved by the majority of the members of the Board of Directors of the Company; and

(4) all shares of Common Stock or other securities issued in connection with equipment leasing or equipment financing arrangements approved by the majority of members of the Board of Directors of the Company.

(ii) “Options” means options to purchase or rights to subscribe for Common Stock (other than Excluded Stock).

(iii) “Purchase Rights” means Options and Common Stock Equivalents.

(iv) “Dilutive Issuance” means an issuance of Purchase Rights or Common Stock, which is not Excluded Stock, without consideration or for an effective consideration per share less than the then applicable Exercise Price. “Dilutive Issuance” excludes any stock dividend, subdivision or split-up, stock combination, dividend or transaction described in Section 9.

(b) If the Company issues or is deemed to issue any Common Stock or Purchase Rights in a Dilutive Issuance, the applicable Exercise Price in effect after each such issuance shall be reduced, and only reduced, to a price equal to the following: the applicable Exercise Price in effect immediately prior to the Dilutive Issuance (the “Old Exercise Price”) multiplied by the quotient obtained by dividing:

(i) an amount equal to the sum of (x) the total number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance, plus (y) the number of shares of Common Stock which the consideration received by the Company upon the Dilutive Issuance would purchase at such Old Exercise Price, by

(ii) the total number of shares of Common Stock outstanding immediately after the Dilutive Issuance.

(c) For purposes of any adjustment of the applicable Exercise Price pursuant to Section 10(b) above, the following provisions shall be applicable:

(i) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor.

(ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith and in the exercise of reasonable judgment by the Board of Directors of the Company, in accordance with generally accepted accounting principles; provided, however, that if at the time of such determination, the Company’s Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the Board of Directors of the Company shall not exceed the aggregate“Current Market Price” (as defined below) of the shares of Common Stock being issued.

(iii) In the case of the issuance of Purchase Rights in a Dilutive Issuance:

(1) the aggregate maximum number of shares of Common Stock deliverable upon exercise of Options shall be deemed to have been issued at the time such Options were issued and for a consideration equal to the consideration (determined in the manner provided in Section 10(c)(i) and (ii) above), if any, received by the Company upon the issuance of such Options plus the minimum purchase price provided for in such Options;

(2) the aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of or exchange for any Common Stock Equivalents shall be deemed to have been issued at the time such Common Stock Equivalents were issued and for a consideration equal to the consideration received by the Company for any such Common Stock Equivalents (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such Common Stock Equivalents (determined in the manner provided in Section 10(c)(i) and (ii) above); and

(3) on any change in the number of shares of Common Stock deliverable upon exercise of any such Purchase Rights or on any change in the minimum purchase price of such Purchase Rights, other than a change resulting from the antidilution provisions of such Purchase Rights, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon (x) the issuance of such Purchase Rights not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the issuance of options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change.

(4) on the expiration of any Purchase Rights, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have obtained had the adjustment made upon the issuance of such Purchase Right been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such Purchase Rights, provided the Company gives each Purchaser 10 Trading Days prior notice of such adjustment.

(d) All calculations under this Section 10 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(e) For the purpose of any computation pursuant to this Section 10, the “Current Market Price” at any date of one share of Common Stock, shall be deemed to be the VWAP on the preceding Trading Day; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section 10(e) are available for the period required hereunder, Current Market Price shall be determined in good faith and in the exercise of reasonable judgment by the Board of Directors of the Company.

(f) No adjustment in the Exercise Price need be made if such adjustment would result in a change in the Exercise Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

11. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Sections 9 and 10 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

12. Notice of Adjustments and Record Dates. Whenever the Exercise Price or the number of shares of Common Stock purchasable hereunder shall be adjusted pursuant to Sections 9 or 10 (or otherwise), the Company shall promptly notify the Holder in writing of each adjustment or readjustment of the Exercise Price hereunder and the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant, Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. Upon (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any acquisition or other capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other person or entity, or any sale of all or substantially all of the assets or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of this Warrant at least fifteen (15) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset sale, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset sale, dissolution, liquidation or winding up.

13. Miscellaneous.

(a) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

(b) Restrictions on Warrant Shares. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws

(c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If either party willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the other party, such party shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by such party in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder. Notwithstanding the foregoing sentence, any amount owed by Holder pursuant to this Section 13(c) shall be offset by the Exercise Price paid to the Company in connection with the incident by the Holder, and the amount owed to the Company by Holder pursuant to this Section 13(c) shall not exceed the amount of net proceeds raised from the sale of the Warrant Shares used in connection with the incident.

(d) Notices. Any notice, request or other document required or permitted to be given or delivered one party by the other party hereunder shall be delivered in accordance with the notice provisions of the Purchase Agreement.

(e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(g) Successors and Assigns. Subject to applicable securities laws, the Purchase Agreement and Section 6(e) of this Warrant, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. Subject to the foregoing, the provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(h) Expiration. This Common Stock Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Common Stock Warrant shall fall on a day other than a Trading Day, the expiration date for this Common Stock Warrant shall be extended to 5:00 p.m. Eastern standard time on the first Trading Day following such day.

(i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, PROTALEX, INC. has caused this Common Stock Warrant to be executed as of the date first above written.

Number of Warrant Shares: _________

COMPANY:

PROTALEX, INC.
a Delaware corporation

By: ______________________________
Steven H. Kane
President and Chief Executive Officer

NOTICE OF EXERCISE

To: PROTALEX, INC.

(1) The undersigned hereby:

____
elects to purchase __________ shares of Warrant Shares (as defined in the attached Common Stock Warrant) of PROTALEX, INC. pursuant to the terms of the attached Common Stock Warrant, and tenders herewith payment of the purchase price for such shares in full; or

____
elects to exercise the conversion right features under Section 2(b) of the attached Common Stock Warrant with respect to __________ shares of Warrant Shares of PROTALEX, INC. pursuant to the terms of such Common Stock Warrant.

(2) In exercising this Common Stock Warrant, the undersigned hereby confirms and acknowledges that the shares of Warrant Shares (and any securities issuable upon conversion thereof) are being acquired solely for the account of the undersigned and not as a nominee for any other party, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).

(3) Please issue a certificate or certificates representing said shares of Warrant Shares in the name of the undersigned:

(Name)

(Name)

(4) Please issue a new Common Stock Warrant for the unexercised portion of the attached Common Stock Warrant in the name of the undersigned:

(Name)

(Date)	(Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Common Stock Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Common Stock Warrant, with respect to the number of shares of Warrant Shares (as defined in the this Common Stock Warrant) set forth below:

Name of Assignee	Address	No. of Shares

and does hereby irrevocably constitute and appoint the Secretary of the Company to make such transfer on the books of PROTALEX, INC. maintained for such purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Common Stock Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for the account of the Assignee and that the Assignee will not offer, sell or otherwise dispose of this Common Stock Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Further, the Assignee has acknowledged that upon exercise of this Common Stock Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired not with a view toward distribution or resale.

Dated: __________

Signature of Holder

The undersigned hereby agrees to be bound by the terms of the attached Common Stock Warrant on this __ day of __________, 200_.

ASSIGNEE:

[Name]

By:

Title: